Exhibit 99.1

For Immediate Release

November 16, 2007

Greer Bancshares Incorporated

Contacts: Dennis Hennett, Ken Harper

Phone: (864) 848-5118

Greer Bancshares Incorporated Declares Fourth Quarter Cash Dividend

The Board of Directors of Greer Bancshares Incorporated, the parent company of Greer State Bank, on November 15, 2007 approved a quarterly cash dividend of 17 cents per share, payable on December 17, 2007 to shareholders of record on December 3, 2007. The cash dividend represents approximately a 4.3% annualized dividend yield based on the market value of Greer Bancshares Incorporated common stock of $15.75 per share as of November 15, 2007.

Greer Bancshares Incorporated is quoted on the OTC Bulletin Board under the symbol “GRBS.OB” and is the holding company for Greer State Bank. Greer State Bank is now in its nineteenth year of operations and serves the greater Greer community in upstate South Carolina with three offices in Greer and a fourth full-service office in the Taylors community between Greer and Greenville.